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                                                                     EXHIBIT 2.1


                                    FORM OF
                            REORGANIZATION AGREEMENT


         This REORGANIZATION AGREEMENT (the "Agreement") is dated as of June __, 1996 among CENTRAL FINANCIAL ACCEPTANCE CORPORATION, a Delaware corporation ("Central"), BANNER'S CENTRAL ELECTRIC, INC., a California corporation ("Banner"), and BANNER HOLDINGS, INC., a Delaware corporation ("Holdings").

         WHEREAS, Holdings owns (i) 100 shares of common stock, par value $1.00 per share, of Central Consumer Finance Company, a Delaware corporation; (ii) 100 shares of common stock, no par value per share, of Central Auto Sales, Inc., a California corporation; (iii) 100 shares of common stock, no par value per share, of Centravel, Inc., a California corporation; (iv) 1,000 shares of common stock, no par value per share, of Central Financial Acceptance/Insurance Agency, Inc., a California corporation; (v) 5,000 shares of common stock, no par value per share, of Central Premium Finance Company, a California corporation; (vi) 1,000 shares of common stock, no par value per share, of BCE Properties, Inc., a California corporation; and (v) two ordinary shares, par value $1.00 per share, of Central International, Ltd., a Turks and Caicos corporation, which shares constitute all of the outstanding capital stock of such subsidiaries (collectively, the "Holdings Subsidiaries," and, with respect to the shares thereof, the "Holdings Shares");

         WHEREAS, Banner owns 100 shares of common stock, no par value per share, of Central Installment Credit Corporation, a California corporation, which shares constitute all of the outstanding capital stock of such subsidiary ("CICC," and, with respect to the shares of CICC, the "CICC Shares," and, collectively with the Holdings Shares, the "Shares";

         WHEREAS, Holdings desires to contribute to Banner its investments in the Holdings Subsidiaries;

         WHEREAS, Banner desires to contribute to Central, in exchange for 5,149,900 shares of common stock, par value $0.01 per share (the "Central Shares"), its investments in each of the Holdings Subsidiaries and CICC (collectively, "the Subsidiaries"), and cash in such amount so as to leave Central
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with cash on hand at the opening of business on the date hereof of $500,000,
(the "Reorganization");

         WHEREAS, concurrently herewith, Central, Banner and Holdings have entered into various additional agreements for the purpose of defining the ongoing relationship among the parties following the Reorganization.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties agree as follows:

         1. Contribution from Holdings to Banner. Holdings hereby contributes to Banner, and Banner hereby accepts from Holdings, the Holdings Shares.

         2.   Contributions from Banner to Central.

         (a) Contribution of Subsidiaries and Assets to Central. Banner hereby contributes and transfers to Central, and Central hereby accepts from Banner, Banner's investments in the Subsidiaries and cash in such amount so as to leave Central with cash on hand in the amount of $500,000. In addition, Banner and Central, on behalf of themselves and the Subsidiaries, hereby cancel all intercompany accounts and related obligations, except those accounts and obligations with respect to income taxes, which accounts and obligations shall remain in full force and effect.

         3. Representations and Warranties of Holdings. Holdings represents and warrants to Banner as follows:

         (a) Title to Holdings Shares. The Holdings Shares have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record, beneficially and directly by Holdings free and clear of any security interests, liens, encumbrances, equities or claims. Upon delivery of the stock certificates representing the Holdings Shares to Banner, valid and marketable title to the Holdings Shares will pass free and clear of any security interests, liens, encumbrances, equities or claims.

         (b) Good Standing. Each of the Holdings Subsidiaries is a corporation duly organized, validly existing and in good standing




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under its jurisdiction of incorporation, has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in all jurisdictions where the character of the properties it owns, leases or operates, or the conduct of its business, requires such qualification or licensing.

         (c) Permits. Holdings and each of the Holdings Subsidiaries holds all permits, licenses and franchises necessary for or material to the current use, occupancy or operation of their respective businesses; and no notice of violation of any applicable permit, license or franchise or other similar law binding on Holdings or any of the Holdings Subsidiaries with respect to their respective businesses has been received.

         (d) Governmental Authorizations. No governmental authorization, approval, order, license, permit, franchise, or consent and no registration, declaration or filing by Holdings or any of the Holdings Subsidiaries with any governmental authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (e) Due Authorization. Holdings has full legal right, power and authority, and all approvals required by law, to enter into this Agreement, to sell, assign, transfer and deliver the Holdings Shares in the manner provided in this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of Holdings enforceable in accordance with its terms.

         4. Representations and Warranties of Banner. Banner represents and warrants to Central as follows:

         (a) Title to Shares. The Shares have been duly authorized and validly issued, are fully paid and non-assessable and are owned of record, beneficially and directly by Banner free and clear of any security interests, liens, encumbrances, equities or claims. Upon delivery of the stock certificates representing the Shares to Central, valid and marketable title to the Shares will





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pass free and clear of any security interests, liens, encumbrances, equities or claims.

         (b) Good Standing. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation, and is in good standing, in all jurisdictions where the character of the properties it owns, leases or operates, or the conduct of its business, requires such qualification or licensing.

         (c) Permits. Banner and each of the Subsidiaries holds all permits, licenses and franchises necessary for or material to the current use, occupancy or operation of their respective businesses; and no notice of violation of any applicable permit, license or franchise or other similar law binding on Banner or any of the Subsidiaries with respect to their respective businesses has been received.

         (d) Governmental Authorizations. No governmental authorization, approval, order, license, permit, franchise, or consent and no registration, declaration or filing by Banner or any of the Subsidiaries with any governmental authority is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (e) Due Authorization. Banner has full legal right, power and authority, and all approvals required by law, to enter into this Agreement, to sell, assign, transfer and deliver the Shares in the manner provided in this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of Banner enforceable in accordance with its terms.

         5. Representations and Warranties of Central. Central represents and warrants to each of Holdings and Banner as follows:





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         (a)  Issuance of Central Shares.  The Central Shares, when issued and delivered in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights.

         (b) Due Authorization. Central has full legal right, power and authority, and all approvals required by law, to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of Central enforceable in accordance with its terms.

         6. Deliveries of Holdings. Concurrently with the execution of this Agreement, Holdings is delivering to Banner the stock certificates representing the Holdings Shares, duly endorsed in blank or accompanied by proper instruments of transfer duly signed by Holdings and accompanied by necessary transfer tax stamps or funds therefor.

         7. Deliveries of Banner. Concurrently with the execution of this Agreement, Banner is delivering to Central (i) the stock certificates representing the Shares, duly endorsed in blank or accompanied by proper instruments of transfer duly signed by Banner and accompanied by necessary transfer tax stamps or funds therefor and (ii) cash in such amount so as to leave Central with cash on hand in the amount of $500,000 at the opening of business on the date hereof.

         8. Deliveries of Central. Concurrently with the execution of this Agreement, Central is delivering to Banner the stock certificates representing the Central Shares in full satisfaction of the purchase price for the Shares.

         9. Further Assurances. Each of Holdings and Banner agrees at any time and from time to time, upon the request of Central, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, powers of attorney and assurances as may be required for the better assigning, transferring, conveying, and confirming to Central, or to its successors and assigns, of





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any or all of the Shares and to carry out the terms and conditions of this
Agreement.

         10. Survival of Representations and Warranties. The representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and remain in full force and effect, notwithstanding any investigation at any time made by or on behalf of the parties.

         11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned or delegated by any party without the consent of the other parties.

         12. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to 5480 East Ferguson Drive, Commerce, California 90022 or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

         13. Governing Law. This Agreement shall be governed by the laws of the State of California without giving effect to the principles of conflicts of law.

         14. Entire Agreement. This Agreement sets forth the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. No waiver of any provision or breach of this Agreement shall be effective unless such waiver is in writing and signed by the party against which enforcement of such waiver is sought. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.





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         15.  Severability.  Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

         16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         17. Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                       CENTRAL FINANCIAL ACCEPTANCE CORPORATION


                                       By
                                          ---------------------------
                                          Gary M. Cypres
                                          Chief Executive Officer and President

                                       BANNER'S CENTRAL ELECTRIC, INC.


                                       By
                                          ---------------------------
                                          Gary M. Cypres
                                          Chief Executive Officer and President

                                       BANNER HOLDINGS, INC.


                                       By
                                         ---------------------------
                                         Gary M. Cypres
                                         Chief Executive Officer and President






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